Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS THIRD QUARTER

FINANCIAL AND OPERATING RESULTS

•	All of the Company’s properties were open as of September 30, 2020
•	Recovery led by the Company’s U.S. Regional Operations
•	The health and safety of our employees, guests, and communities remain our top priority
•	Delivering on long-term strategy of positioning BetMGM as a leader in sports betting and iGaming
•	The Company’s liquidity position remains strong amid the current pandemic

Las Vegas, Nevada, October 29, 2020 – MGM Resorts International (NYSE: MGM) (“MGM Resorts” or the “Company”) today reported financial results for the quarter ended September 30, 2020.

“The third quarter offered signs of stability and recovery driven by strength at our U.S. Regional Operations. We saw sequential improvement in all our markets and several of our regional properties delivered quarterly Adjusted Property EBITDAR records,” said Bill Hornbuckle, CEO of MGM Resorts International. “We remain focused on responding to the pandemic with effective health and safety protocols. We have modified our operating model to adapt to the current environment and we are executing on our long-term growth initiatives, particularly in U.S. sports betting and iGaming, where BetMGM has gained significant momentum.”

“Our domestic liquidity, excluding MGP and MGM China, remained substantial at $4.5 billion as the Company worked diligently to significantly reduce our cash outflows during the third quarter,” said Corey Sanders, Chief Financial Officer and Treasurer of MGM Resorts. “In October, we opportunistically issued an additional $750 million in aggregate principal amount of senior notes at an attractive rate to further fortify our financial position.”

Third Quarter 2020 Financial Highlights:

Consolidated Results

•

Consolidated net revenues decreased 66% compared to the prior year quarter to $1.1 billion, primarily driven by a partial quarter of operations at certain of the Company’s domestic properties and restrictions related to the pandemic as further discussed below;

•	Consolidated operating loss was $495 million compared to consolidated operating income of $238 million in the prior year quarter;
•	Net loss attributable to MGM Resorts of $535 million compared to net loss attributable to MGM Resorts of $37 million in the prior year quarter;
•	Diluted loss per share of $1.08 in the current quarter compared to diluted loss per share of $0.08 in the prior year quarter;
•	Adjusted diluted earnings per share (“Adjusted EPS”)(1) was a loss per share of $1.08 in the current quarter compared to Adjusted EPS of $0.31 in the prior year quarter; and
•	Consolidated Adjusted EBITDAR(2) loss of $49 million in the current quarter.

Financial Position & Liquidity

•	Cash and cash equivalents balance as of September 30, 2020 was $4.6 billion, which included $655 million at the MGP Operating Partnership and $396 million at MGM China;
•

Total liquidity at September 30, 2020 was $7.8 billion, which included $1.9 billion at the MGP Operating Partnership and $1.4 billion at MGM China, which was comprised of cash and cash equivalents and capacity under the revolving credit facilities at the Company, MGP Operating Partnership and MGM China;

•

At September 30, 2020, principal amount of indebtedness outstanding was $11.5 billion, including $3.6 billion outstanding at the MGP Operating Partnership and $2.7 billion outstanding at MGM China; and

•	MGM Resorts has $700 million remaining under its agreement with MGP to purchase up to $1.4 billion of the MGP Operating Partnership units owned by MGM Resorts for cash through February 2022.

Las Vegas Strip Resorts

•

Net revenues decreased 68% compared to the prior year quarter to $481 million as a result of operational restrictions related to the pandemic and a partial quarter of operations at The Mirage and Park MGM;

•	Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues(3) decreased 67% compared to the prior year quarter to $489 million;
•	Adjusted Property EBITDAR decreased 97% to $15 million compared to $441 million in the prior year quarter; and
•	Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR(2) decreased 95% to $21 million compared to $438 million in the prior year quarter.

Regional Operations

•

Net revenues decreased 40% compared to the prior year quarter to $557 million as a result of a partial quarter of operations at certain of the Company’s Regional Operations properties and a decrease in non-gaming revenues as a result of operational restrictions related to the pandemic;

•	Adjusted Property EBITDAR decreased 46% to $146 million compared to $269 million the prior year quarter;
•	Adjusted Property EBITDAR margin of 26.2% in the current quarter, a 261 basis point decrease compared to the prior year quarter; and

•

The following provides a comparison of the Company’s Regional Operations properties with operations during the entirety of the current and prior year quarters, which included Gold Strike, Beau Rivage, MGM Northfield Park, and MGM National Harbor:

o	Net revenues decreased 15% compared to the prior year quarter, due primarily to a decrease in non-gaming revenues;
o	Adjusted Property EBITDAR increased 7% compared to the prior year quarter; and
o	Adjusted Property EBITDAR margin increased 768 basis points compared to the prior year quarter.

MGM China

•	Net revenues decreased 94% compared to the prior year quarter to $47 million;
•	VIP Table Games Hold Adjusted MGM China Net Revenues(3) decreased 92% compared to the prior year quarter to $54 million;
•	Adjusted Property EBITDAR loss of $96 million compared to Adjusted Property EBITDAR of $184 million in the prior year quarter; and
•

VIP Table Games Hold Adjusted MGM China Adjusted Property EBITDAR(2) loss of $93 million compared to VIP Table Games Hold Adjusted MGM China Adjusted Property EBITDAR of $170 million in the prior year quarter.

Adjusted Diluted Earnings Per Share

The following table reconciles diluted earnings (loss) per share (“EPS”) to Adjusted EPS (approximate EPS impact shown, per share; positive adjustments represent charges to income):

Three Months Ended September 30,	2020	2019
Diluted earnings (loss) per share	$(1.08)	$(0.08)
Property transactions, net	0.01	0.48
Non-operating expense:
Foreign currency gain on MGM China senior notes	—	0.01
Change in fair value of MGP swaps	(0.01)	—
Items from unconsolidated affiliates:
CityCenter property transactions, net	—	(0.01)
Change in fair value of CityCenter swaps	—	0.01
Income tax impact on net income adjustments)(1)	—	(0.10)
Adjusted diluted earnings (loss) per share	$(1.08)	$0.31

(1)	The income tax impact includes current and deferred income tax expense based upon the nature of the adjustment and the jurisdiction in which it occurs.

Las Vegas Strip Resorts

Casino revenue for the third quarter of 2020 decreased 44% compared to the prior year quarter at the Company’s Las Vegas Strip Resorts, due primarily to a partial quarter of operations at The Mirage and Park MGM, and operational restrictions related to the pandemic.

The following table shows key gaming statistics for the Company’s Las Vegas Strip Resorts:

Three Months Ended September 30,	2020	2019	% change
	(Dollars in millions)
Table Games Drop	$498	$842	(41)%
Table Games Win %	21.6%	24.2%
Slots Handle	$1,944	$3,280	(41)%
Slots Hold %	9.4%	9.4%

Rooms revenue decreased 71% compared to the prior year quarter at the Company’s Las Vegas Strip Resorts due primarily to the decrease in occupancy as a result of operational restrictions related to the pandemic.

The following table shows key hotel statistics for the Company’s Las Vegas Strip Resorts:

Three Months Ended September 30,	2020	2019	% change
Occupancy %	44%	92%
Average Daily Rate (ADR)	$139	$164	(15.2)%
Revenue per Available Room (REVPAR)(1) (4)	$61	$152	(59.6)%

(1)

Rooms that were out of service during the three and nine months ended September 30, 2020 as a result of property closures due to the COVID-19 pandemic were excluded from the available room count when calculating hotel occupancy and REVPAR.

Regional Operations

Casino revenue for the third quarter of 2020 decreased 30% compared to the prior year quarter at the Company’s Regional Operations due primarily to a partial quarter of operations at MGM Springfield, Borgata, MGM Grand Detroit and Empire City.

The following table shows key gaming statistics for the Company’s Regional Operations:

Three Months Ended September 30,	2020	2019	% change
	(Dollars in millions)
Table Games Drop	$739	$1,122	(34)%
Table Games Win %	21.0%	19.6%
Slots Handle	$4,360	$6,666	(35)%
Slots Hold %	9.8%	9.4%

MGM China

Key third quarter results for MGM China include:

•	Net revenues decreased 94% compared to the prior year quarter to $47 million as a result of travel restrictions to Macau as well as other operational restrictions related to the pandemic;
•	Main floor table games win decreased 95% compared to the prior year quarter;
•	VIP table games win decreased 95% compared to the prior year quarter; and
•

Adjusted Property EBITDAR loss of $96 million compared to Adjusted Property EBITDAR of $184 million in the prior year quarter. The current quarter included $1 million of license fee expense compared to $13 million in the prior year quarter.

The following table shows key gaming statistics for MGM China:

Three Months Ended September 30,	2020	2019	% change
	(Dollars in millions)
VIP Table Games Turnover	$929	$8,646	(89)%
VIP Table Games Win %	1.9%	3.7%
Main Floor Table Games Drop	$143	$2,117	(93)%
Main Floor Table Games Win %	17.3%	23.6%

Corporate Expense

Corporate expense, including share-based compensation for corporate employees, was $70 million in the third quarter of 2020, compared to $109 million in the prior year quarter. The current quarter included $2 million in corporate initiatives costs compared to $15 million in costs in the prior year quarter to implement the MGM 2020 Plan, Real Estate Committee costs, and finance modernization costs.

Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of income (loss) from unconsolidated affiliates:

Three Months Ended September 30,	2020	2019
	(In thousands)
CityCenter	$(6,041)	$39,317
MGP BREIT Venture	38,976	—
Other	(12,300)	(3,103)
	$20,635	$36,214

For the three months ended September 30, 2020, CityCenter’s net loss was $45 million and Adjusted EBITDA(5)  was $25 million compared to net income of $33 million and Adjusted EBITDA of $109 million, in the prior year quarter, primarily as a result of the operational restrictions related to the pandemic.

MGM Growth Properties

During the third quarter of 2020, the Company made rent payments to MGM Growth Properties Operating Partnership LP (“MGP Operating Partnership”) in the amount of $207 million and received distributions of $84 million from the MGP Operating Partnership. In September 2020, the Board of Directors of MGM Growth Properties LLC (“MGP”) approved a quarterly dividend of $0.4875 per Class A share (which represents a dividend of $1.95 per share on an annualized basis) totaling $64 million, which was paid on October 15, 2020 to holders of record on September 30, 2020. The Company concurrently received an $84 million distribution attributable to its ownership of MGP Operating Partnership units.

MGM Resorts Dividend

To preserve liquidity in light of the impact of COVID-19 on its business operations, the Company has temporarily reduced its dividend to an annual dividend of $0.01 per share. On October 29, 2020, the Company’s Board of Directors approved a quarterly dividend of $0.0025 per share. The dividend will be payable on December 15, 2020 to holders of record on December 10, 2020.

Conference Call Details

MGM Resorts will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session. In addition, supplemental slides will be posted prior to the start of the call on MGM's Investor Relations website at http://investors.mgmresorts.com.

The call will be accessible via the Internet through https://investors.mgmresorts.com/investors/events-and-presentations/ or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 1083854.

A replay of the call will be available through Thursday, November 5, 2020. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10147986. The call will be archived at https://investors.mgmresorts.com.

1.“Adjusted EPS” is diluted earnings or loss per share adjusted to exclude preopening and start-up expenses, property transactions, net, gain on REIT transactions, net, CEO transition expense, October 1 litigation settlement, restructuring costs (which represents costs related to severance, accelerated stock compensation expense, and consulting fees directly related to the operating model component of the MGM 2020 Plan), gain or loss on retirement of long-term debt, foreign currency gain or loss related to MGM China’s U.S. dollar-denominated debt, and the Company’s share of mark-to-market adjustments related to CityCenter’s interest rate swaps recorded within non-operating items from unconsolidated affiliates.

Adjusted EPS is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is useful in providing period-to-period comparisons of the results of the Company’s continuing operations to assist investors in reviewing the Company’s operating performance over time. Management believes that while certain items excluded from Adjusted EPS may be recurring in nature and should not be disregarded in evaluating the Company’s earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events. Also, management believes certain excluded items, such as restructuring costs and items further discussed in footnote 2 below, may not relate specifically to current operating trends or be indicative of future results. Adjusted EPS should not be construed as an alternative to GAAP earnings per share as an indicator of the Company’s performance. In addition, Adjusted EPS may not be defined in the same manner by all companies and, as a result, may not be comparable to similarly-titled non-GAAP financial measures of other companies. A reconciliation of Adjusted EPS to diluted earnings per share can be found under “Adjusted Diluted Earnings Per Share” included in this release.

2.“Adjusted EBITDAR” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, gain on REIT transactions, net, CEO transition expense, October 1 litigation settlement, restructuring costs (which represents costs related to severance, accelerated stock compensation expense, and consulting fees directly related to the operating model component of the MGM 2020 Plan), rent expense associated with triple net operating and ground leases, income from unconsolidated affiliates related to investments in real estate ventures, and property transactions, net.

“Adjusted Property EBITDAR” is the Company’s reportable segment GAAP measure, which management utilizes as the primary profit measure for its reportable segments and underlying operating segments. Adjusted Property EBITDAR is a measure defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, gain on REIT transactions, net, restructuring costs (which represents costs related to severance, accelerated stock compensation expense, and consulting fees directly related to the operating model component of the MGM 2020 Plan), rent expense associated with triple net operating and ground leases, income from unconsolidated affiliates related to investments in real estate ventures, property transactions, net, and also excludes corporate expense and stock compensation expense, which are not allocated to each operating segment, and rent expense related to the master lease with MGM Growth Properties that eliminates in consolidation. The Company manages capital allocation, tax planning, stock compensation, and financing decisions at the corporate level. “Adjusted Property EBITDAR margin” is Adjusted Property EBITDAR divided by related segment net revenues.

“Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR” and “VIP Table Games Hold Adjusted MGM China Adjusted Property EBITDAR” are supplemental non-GAAP financial measures, that, in addition to the reasons described above for the presentation of Adjusted  Property EBITDAR, are presented to adjust for the impact of certain variances in table games and VIP table games’ win percentages compared to the mid-point of the expected ranges. Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR is calculated by applying a win percentage of 30.0% for Baccarat and 21.0% for non-Baccarat games to the respective table games drops for the quarter, which represents the mid-point of the expected ranges of 25.0% to 35.0% for Baccarat and 19.0% to 23.0% for non-Baccarat at the Las Vegas Strip Resorts properties. VIP Table Games Hold Adjusted MGM China Adjusted Property EBITDAR is based on applying a VIP Rolling Chip win percentage of 2.95% to the VIP Rolling Chip volume, which represents the mid-point of the expected normal range of 2.6% to 3.3% for MGM China. Table Games Hold Adjusted Las Vegas Strip Resorts

Adjusted Property EBITDAR and VIP Table Games Hold Adjusted MGM China Adjusted Property EBITDAR are also adjusted for the gaming taxes, VIP commissions, bad debt expense, discounts and other incentives that would have been incurred or avoided when applying the win percentages noted above to the respective gaming volumes.

Adjusted EBITDAR information is a valuation metric, should not be used as an operating metric, and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is widely used by analysts, lenders, financial institutions, and investors as a principal basis for the valuation of gaming companies. Management believes that while items excluded from Adjusted EBITDAR may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends. Also, management believes excluded items may not relate specifically to current trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period. In addition, management changed its non-GAAP measure as a result of the Bellagio real estate transaction in the fourth quarter of 2019 to exclude rent expense associated with triple net operating leases and ground leases. Management believes excluding rent expense associated with triple net operating leases and ground leases provides useful information to analysts, lenders, financial institutions, and investors when valuing the Company, as well as comparing  the Company’s results to other gaming companies, without regard to differences in capital structure and leasing arrangements since the operations of other gaming companies may or may not include triple net operating leases or ground leases. However, as discussed herein, Adjusted EBITDAR should not be viewed as a measure of overall operating performance, considered in isolation, or as an alternative to net income, because this measure is not presented on a GAAP basis and excludes certain expenses, including the rent expense associated with the Company’s triple net operating and ground leases, and are provided for the limited purposes discussed herein.

Adjusted EBITDAR, Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR and VIP Table Games Hold Adjusted MGM China Adjusted Property EBITDAR should not be construed as alternatives to operating income or net income, as indicators of the Company’s performance; or as alternatives to cash flows from operating activities, as measures of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes, real estate triple net lease and ground lease payments, and debt principal repayments, which are not reflected in Adjusted EBITDAR, Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR, or VIP Table Games Hold Adjusted MGM China Adjusted Property EBITDAR. Also, other companies in the gaming and hospitality industries that report Adjusted EBITDAR, Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR, or VIP Table Games Hold Adjusted MGM China Adjusted Property EBITDAR information may calculate Adjusted EBITDAR, Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR, or VIP Table Games Hold Adjusted MGM China Adjusted Property EBITDAR in a different manner and such differences may be material.

A reconciliation of GAAP net income (loss) to Adjusted EBITDAR is included in the financial schedules in this release.

3.“Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues” and “VIP Table Games Hold Adjusted MGM China Net Revenues” are additional supplemental non-GAAP financial measures that are presented to adjust Las Vegas Strip Resorts net revenues and MGM China net revenues for the impact of certain variances in table games and VIP table games’ win percentages compared to the mid-point of the expected ranges, as described in footnote 2 above. Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues and VIP Table Games Hold Adjusted MGM China Net Revenues are also adjusted for the VIP commissions, discounts and other incentives that would have been incurred or avoided when applying the win percentages noted in footnote 2 above to the respective gaming volumes. Management believes Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues and VIP Table Games Hold Adjusted MGM China Net Revenues present consistent measures in providing period-to-period comparisons and are useful measures in assisting investors evaluating the Company’s operating performance. Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues and VIP Table Games Hold Adjusted MGM China Net Revenues should not be construed as alternatives to GAAP net revenues, as indicators of the Company’s performance, or as any other measure determined in accordance with generally accepted accounting principles. Reconciliations of GAAP net revenues to Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues and VIP Table Games Hold Adjusted MGM China Net Revenues are included in the financial schedules in this release.

4.REVPAR is hotel revenue per available room.

5.CityCenter non-GAAP Measure

“Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, restructuring costs (which represents costs related to severance, accelerated stock compensation expense, and consulting fees directly related to the operating model component of the MGM 2020 Plan), and property transactions, net. Management utilizes Adjusted EBITDA as the primary profit measure for CityCenter. Adjusted EBITDA is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures. Management believes that while certain items excluded from Adjusted EBITDA may be recurring in nature and should not be disregarded in evaluating CityCenter’s earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events. Also, management believes certain excluded items, such as restructuring costs and items further discussed above, may not relate specifically to current operating trends or be indicative of future results. Adjusted EBITDA should not be construed as alternatives to operating income or net income, as indicators of CityCenter’s performance; or as alternatives to cash flows from operating activities, as a measure of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. A reconciliation of GAAP net income (loss) to Adjusted EBITDA is included in the financial schedules in this release.

*     *      *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is an S&P 500® global entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 29 unique hotel and destination gaming offerings in the United States and Macau, including some of the most recognizable resort brands in the industry such as Bellagio, MGM Grand, ARIA and Park MGM. The Company's 50/50 venture, BetMGM, LLC, offers U.S. sports betting and online gaming through market-leading brands, including BetMGM and partypoker. The Company is currently pursuing targeted expansion in Asia through the integrated resort opportunity in Japan. Through its “Focused on What Matters: Embracing Humanity and Protecting the Planet” initiative, MGM Resorts commits to creating a more sustainable future, while striving to make a bigger difference in the lives of its employees, guests, and in the communities where it operates. The global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine's World's Most Admired Companies®. For more information, please visit us at www.mgmresorts.com. Please also connect with us @MGMResortsIntl on Twitter as well as Facebook and Instagram.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company's public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s expectations regarding future results, including the continued impact of COVID-19 on its results of operations and the duration of such impact, expectations regarding the Company’s liquidity position, long term cost savings and the performance at re-opened properties, the Company’s ability to execute on its strategic plans, including the development of an integrated resort in Japan and positioning BetMGM as a leaders in sports betting and iGaming, dividends it expects to receive from MGM China, the MGP Operating Partnership and CityCenter and its ability to return capital to shareholders (including the timing and amount of any share repurchases or dividends). These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include the continued impact of the COVID-19 pandemic on the Company’s business, the effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:

Investment Community
CATHERINE PARK
Executive Director of Investor Relations
(702) 693-8711 or cpark@mgmresorts.com

News Media
BRIAN AHERN
Director of Communications
media@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
Revenues:
Casino	$690,218	$1,663,049	$1,907,893	$4,887,707
Rooms	175,450	595,636	641,024	1,756,354
Food and beverage	126,317	560,200	552,797	1,624,973
Entertainment, retail and other	101,618	387,596	420,132	1,114,708
Reimbursed costs	32,317	107,901	146,700	330,794
	1,125,920	3,314,382	3,668,546	9,714,536
Expenses:
Casino	368,310	915,207	1,197,373	2,706,356
Rooms	107,361	211,292	321,221	623,929
Food and beverage	133,937	427,400	533,879	1,254,303
Entertainment, retail and other	87,592	274,850	342,878	788,463
Reimbursed costs	32,317	107,901	146,700	330,794
General and administrative	543,293	494,228	1,591,163	1,543,764
Corporate expense	70,437	108,545	356,823	346,042
Preopening and start-up expenses	11	925	51	5,091
Property transactions, net	4,116	249,858	85,440	264,424
Gain on REIT transactions, net	—	—	(1,491,945)	—
Depreciation and amortization	294,363	322,009	911,859	973,211
	1,641,737	3,112,215	3,995,442	8,836,377
Income from unconsolidated affiliates	20,635	36,214	48,030	101,967
Operating income (loss)	(495,182)	238,381	(278,866)	980,126

Non-operating income (expense):
Interest expense, net of amounts capitalized	(173,808)	(215,503)	(487,701)	(647,452)
Non-operating items from unconsolidated affiliates	(23,604)	(14,669)	(79,986)	(54,311)
Other, net	13,889	(9,381)	(102,054)	(53,964)
	(183,523)	(239,553)	(669,741)	(755,727)

Income (loss) before income taxes	(678,705)	(1,172)	(948,607)	224,399
Benefit (provision) for income taxes	76,734	7,276	84,668	(75,969)
Net income (loss)	(601,971)	6,104	(863,939)	148,430
Less: Net (income) loss attributable to noncontrolling interests	67,240	(43,237)	278,820	(110,861)
Net income (loss) attributable to MGM Resorts International	$(534,731)	$(37,133)	$(585,119)	$37,569
Earnings (loss) per share:
Basic	$(1.08)	$(0.08)	$(1.10)	$0.06
Diluted	$(1.08)	$(0.08)	$(1.10)	$0.06

Weighted average common shares outstanding:
Basic	493,517	518,983	494,126	528,429
Diluted	493,517	518,983	494,126	531,873

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$4,593,872	$2,329,604
Accounts receivable, net	328,413	612,717
Inventories	97,316	102,888
Income tax receivable	170,377	27,167
October 1 litigation insurance receivable	751,000	735,000
Prepaid expenses and other	245,303	200,317
Total current assets	6,186,281	4,007,693

Property and equipment, net	14,792,378	18,285,955

Other assets:
Investments in and advances to unconsolidated affiliates	1,473,955	822,366
Goodwill	2,091,769	2,084,564
Other intangible assets, net	3,697,549	3,826,504
Operating lease right-of-use assets, net	8,330,530	4,392,481
Other long-term assets, net	432,313	456,793
Total other assets	16,026,116	11,582,708
	$37,004,775	$33,876,356

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$150,445	$235,437
Construction payable	28,827	74,734
Accrued interest on long-term debt	150,729	122,250
October 1 litigation liability	800,000	735,000
Other accrued liabilities	1,636,783	2,024,002
Total current liabilities	2,766,784	3,191,423

Deferred income taxes, net	2,164,231	2,106,506
Long-term debt, net	11,414,730	11,168,904
Other long-term obligations	518,057	363,588
Operating lease liabilities	8,380,341	4,277,970
Redeemable noncontrolling interest	57,970	105,046
Stockholders' equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 493,306,751 and 503,147,632 shares	4,933	5,031
Capital in excess of par value	3,355,693	3,531,099
Retained earnings	3,539,848	4,201,337
Accumulated other comprehensive loss	(39,370)	(10,202)
Total MGM Resorts International stockholders' equity	6,861,104	7,727,265
Noncontrolling interests	4,841,558	4,935,654
Total stockholders' equity	11,702,662	12,662,919
	$37,004,775	$33,876,356

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA – NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
Las Vegas Strip Resorts	$481,418	$1,507,448	$1,766,035	$4,401,980
Regional Operations	556,826	935,018	1,371,750	2,649,916
MGM China	46,867	737,755	351,952	2,178,048
Management and other operations	40,809	134,161	178,809	484,592
	$1,125,920	$3,314,382	$3,668,546	$9,714,536

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA – ADJUSTED PROPERTY EBITDAR AND ADJUSTED EBITDAR

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
Las Vegas Strip Resorts	$15,125	$441,281	$178,277	$1,263,271
Regional Operations	145,734	269,125	185,369	741,710
MGM China	(96,446)	183,989	(234,724)	549,603
Unconsolidated resorts (1)	(21,053)	36,192	(58,121)	105,031
Management and other operations	(15,621)	2,642	(38,467)	25,854
Stock compensation	(21,391)	(14,419)	(53,057)	(45,280)
Corporate	(55,125)	(97,122)	(225,124)	(306,449)
	$(48,777)		$(245,847)

(1)	Represents the Company's share of operating income (loss) excluding investments in real estate ventures, adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO MGM RESORTS INTERNATIONAL TO ADJUSTED EBITDAR

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
Net income (loss) attributable to MGM Resorts International	$(534,731)	$(37,133)	$(585,119)	$37,569
Plus: Net income (loss) attributable to noncontrolling interests	(67,240)	43,237	(278,820)	110,861
Net income (loss)	(601,971)	6,104	(863,939)	148,430
(Benefit) provision for income taxes	(76,734)	(7,276)	(84,668)	75,969
Income (loss) before income taxes	(678,705)	(1,172)	(948,607)	224,399
Non-operating (income) expense:
Interest expense, net of amounts capitalized	173,808	215,503	487,701	647,452
Other, net	9,715	24,050	182,040	108,275
	183,523	239,553	669,741	755,727
Operating income (loss)	(495,182)	238,381	(278,866)	980,126
Preopening and start-up expenses	11	925	51	5,091
Property transactions, net	4,116	249,858	85,440	264,424
Gain on REIT transactions, net	—	—	(1,491,945)	—
Depreciation and amortization	294,363	322,009	911,859	973,211
CEO transition expense	—	—	44,401	—
October 1 litigation settlement	—	—	49,000	—
Restructuring	—	2,491	19,882	86,579
Triple net operating lease and ground lease rent expense	189,602	8,024	521,087	24,309
Income from unconsolidated affiliates related to real estate ventures	(41,687)	—	(106,756)	—
Adjusted EBITDAR	$(48,777)		$(245,847)

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATIONS OF LAS VEGAS STRIP RESORTS NET REVENUES AND LAS VEGAS STRIP RESORTS ADJUSTED PROPERTY EBITDAR TO TABLE GAMES HOLD ADJUSTED LAS VEGAS STRIP RESORTS NET REVENUES AND TABLE GAMES HOLD ADJUSTED LAS VEGAS STRIP RESORTS ADJUSTED PROPERTY EBITDAR

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
Las Vegas Strip Resorts net revenues	$481,418	$1,507,448	$1,766,035	$4,401,980
Hold adjustment (1)	7,440	(3,691)	5,150	15,882
Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues	$488,858	$1,503,757	$1,771,185	$4,417,862

Las Vegas Strip Resorts Adjusted Property EBITDAR	$15,125	$441,281	$178,277	$1,263,271
Hold adjustment (2)	6,297	(3,184)	4,272	13,512
Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR	$21,422	$438,097	$182,549	$1,276,783

(1)

For the Las Vegas Strip Resorts, hold adjustment represents the estimated incremental table games win or loss had the Company’s win percentage equaled the mid-point of the expected normal range of 25.0% to 35.0% for Baccarat and 19.0% to 23.0% for non-Baccarat. Amounts include estimated discounts and other incentives related to increases or decreases in table games win.

(2)	These amounts include estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental table games win or loss calculated in (1) above.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATIONS OF MGM CHINA NET REVENUES AND MGM CHINA ADJUSTED PROPERTY EBITDAR TO VIP TABLE GAMES HOLD ADJUSTED MGM CHINA NET REVENUES AND VIP TABLE GAMES HOLD ADJUSTED MGM CHINA ADJUSTED PROPERTY EBITDAR

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
MGM China net revenues	$46,867	$737,755	$351,952	$2,178,048
Hold adjustment (3)	7,134	(38,642)	8,696	(49,126)
VIP Table Games Hold Adjusted MGM China Net Revenues	$54,001	$699,113	$360,648	$2,128,922

MGM China Adjusted Property EBITDAR	$(96,446)	$183,989	$(234,724)	$549,603
Hold adjustment (4)	3,148	(14,117)	6,646	(19,793)
VIP Table Games Hold Adjusted MGM China Adjusted Property EBITDAR	$(93,298)	$169,872	$(228,078)	$529,810

(3)

For MGM China, hold adjustment represents the estimated incremental VIP table games win or loss related to VIP Rolling Chip volume play had the Company’s win percentage equaled the mid-point of the expected normal range of 2.6% to 3.3%. Amounts include estimated commissions and other incentives related to increases or decreases in VIP table games win.

(4)

These amounts include estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental VIP table games win or loss calculated in (3) above.

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
Net revenues	$126,673	$320,352	$394,989	$993,215
Adjusted EBITDA	$24,507	$108,528	$65,637	$328,720

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
Occupancy %	36.9%	91.0%	59.7%	92.0%
ADR (1)	$213	$248	$260	$256
REVPAR (1)	$79	$225	$155	$236
(1)

Rooms that were out of service during the three and nine months ended September 30, 2020 as a result of property closures due to the COVID-19 pandemic were excluded from the available room count when calculating hotel occupancy and REVPAR.

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
Net income (loss)	$(45,267)	$33,082	$(178,588)	$56,079
Non-operating (income) expense:
Interest expense, net of amounts capitalized	19,440	23,117	59,331	69,777
Other, net	(3,427)	5,265	18,766	33,975
	16,013	28,382	78,097	103,752
Operating income (loss)	(29,254)	61,464	(100,491)	159,831
Property transactions, net	(2,348)	(10,601)	(4,826)	(9,352)
Depreciation and amortization	56,109	57,709	169,743	172,113
Restructuring	—	(44)	1,211	6,128
Adjusted EBITDA	$24,507	$108,528	$65,637	$328,720